UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2003 Stock Option and Stock Incentive Plan

On November 28, 2012, the Board of Directors of Neutral Tandem, Inc. d/b/a Inteliquent (the “Company”) approved Amendment No. 4 (the “Amendment”) to the Neutral Tandem, Inc. 2003 Stock Option and Stock Incentive Plan (the “2003 Plan”) in connection with the Company’s recently paid special one-time cash dividend of $3.00 per share of common stock (the “Special Dividend”). The Amendment provides that, in order to prevent an extraordinary cash dividend like the Special Dividend from diluting the rights of optionholders, the Company’s Compensation Committee shall have the discretion to reduce the exercise price of outstanding options so long as any such adjustment does not increase the intrinsic value of any such option, as measured prior to the ex-dividend date of such extraordinary cash dividend. The Amendment did not require stockholder approval under the 2003 Plan’s terms, applicable law or NASDAQ rules, and therefore is effective immediately.

To compensate holders of outstanding options for the reduction in the Company’s stock price that resulted from the payment of the Special Dividend, the Company’s Compensation Committee approved on November 28, 2012 (i) an adjustment to the exercise price of outstanding options, subject to the limitations of Section 409A of the Internal Revenue Code, and (ii) the issuance of shares of restricted stock (available for issuance under the Neutral Tandem, Inc. Amended and Restated 2007 Long Term Equity Incentive Plan (the “2007 Plan”)) to holders of outstanding options with exercise prices that could not be fully adjusted to account for the Special Dividend payment because of the limitations of Section 409A of the Internal Revenue Code. The effect of the exercise price adjustment and the issuance of restricted stock, taken together, is to provide each optionholder with the same economic value after the time that the Company’s common stock began trading ex-dividend as such optionholder had immediately prior to such time. As a result of these adjustments, the exercise price of the 206,333 outstanding options under the 2003 Plan was reduced by an average of $1.65 per option, and the Company issued 125,754 shares of restricted stock under the 2007 Plan to make optionholders whole.

Amended and Restated 2007 Long Term Equity Incentive Plan

In connection with the Special Dividend, all outstanding options issued pursuant to the 2007 Plan were modified on November 28, 2012 as is mandated by antidilutive provisions contained in the 2007 Plan. The modifications ensured that the intrinsic value of outstanding options did not decline due to the reduction in the Company’s stock price that resulted from the payment of the Special Dividend. As a result of these mandatory adjustments, the exercise price for each of the 2,709,500 outstanding options under the 2007 Plan was reduced by $3.00 (the amount of the Special Dividend).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 4 to Neutral Tandem, Inc. Stock Option and Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

Date: November 30, 2012	/s/ Richard L. Monto
Name: Richard L. Monto
Title: General Counsel, Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 4 to Neutral Tandem, Inc. Stock Option and Stock Incentive Plan